UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

Millennium Sustainable Ventures Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MILLENNIUM SUSTAINABLE VENTURES CORP.

301 Winding Road

Old Bethpage, NY 11804

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, September 13, 2022, 10:30 AM (local time)

The 2022 Annual Meeting of Stockholders of Millennium Sustainable Ventures Corp. (“MILC” or the “Company”), a Delaware corporation, will be held at 301 Winding Road, Old Bethpage NY 11804 on Tuesday, September 13, 2022, at 10:30 AM local time.

The items of business are:

(1)	to elect the four (4) individual nominees named in the accompanying Proxy Statement to serve as the members of the Company’s Board of Directors (the “Board”) until the next meeting of stockholders of the Company or until such directors’ respective successors are duly elected and qualified;

(2)	to ratify the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm;

(3)	to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect an increase in the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from 12,000,000 to 30,000,000 (the “Authorized Common Stock Increase”), such amendment to be effected after stockholder approval thereof only in the event that the Board still deems it advisable; and

(4)	to approve the adjournment of the 2022 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 3 (the Authorized Common Stock Increase); and

(5)	to transact such other business as may properly come before the meeting.

These items are more fully described in the accompanying proxy statement. The Company’s Annual Report on Form 10-K for the period ended December 31, 2021, which includes the Company’s audited financial statements, is available on Investor Relations page of our website: www.millsustain.com. The list of the stockholders of record as of the close of business on July 28, 2022 will be made available for inspection at the meeting and during the ten days preceding the meeting at the Company’s offices located at 301 winding road, Old Bethpage, NY 11804.

The Board has fixed the close of business on July 28, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the 2022 Annual Meeting and any adjournments thereof. Shareholders of record can vote their shares of Common Stock by using the Internet or by marking your votes on the enclosed white proxy card, signing and dating it and mailing it in the enclosed envelope.

Your vote is important. Please vote by using the Internet or by marking, signing, dating and returning the enclosed white proxy card.

By order of the Board of Directors

/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary and Treasurer

July ___, 2022

IMPORTANT NOTICE CONCERNING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON SEPTEMBER 13, 2022:

The Company’s 2022 proxy materials will be mailed on or about August [____], 2022 and are available at www.sec.gov.

MILLENNIUM SUSTAINABLE VENTURES CORP.

(formerly Millennium Investment & Acquisition Corp. Inc.)

301 Winding Road

Old Bethpage, NY 11804

Proxy Statement

2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to holders of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Millennium Sustainable Ventures Corp. (“MILC” or the “Company”), a Delaware corporation, to be used at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of the Company to be held on Tuesday, September 13, 2022 at 10:30 AM local time (including as it may be adjourned from time to time), at 301 Winding Road, Old Bethpage NY 11804, and at any adjustments thereof. The items of business for the 2022 Annual Meeting are:

(1)	to elect the four (4) individual nominees named in the accompanying Proxy Statement to serve as the members of the Company’s Board until the next meeting of stockholders of the Company or until such directors’ respective successors are duly elected and qualified;

(2)	to ratify the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm;

(3)	to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect an increase the number of authorized shares of the Company’s Common Stock from 12,000,000 to 30,000,000 (the “Authorized Common Stock Increase”), such amendment to be effected after stockholder approval thereof only in the event that the Board still deems it advisable;

(4)

the adjournment of the 2022 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 3 (the Authorized Common Stock Increase); and

(50	to transact such other business as may properly come before the meeting.

This proxy statement and the accompanying proxy card are first being sent to stockholders on or about August [___], 2022. The Company’s annual report on Form 10-K for the year ended December 31, 2021, which includes the Company’s consolidated financial statements as of and for the year ended December 31, 2021, is available on our website, www.millsustain.com, and can be provided by mail upon request. Requests should be mailed to Millennium Sustainable Ventures Corp, 301 Winding Road, Old Bethpage, NY 11804 or emailed to ir@millsustain.com.

The cost of this solicitation of proxies will be borne by the Company. Solicitations may be made by mail, telephone, facsimile or electronic mail, and by officers of the Company without extra compensation. The Company will reimburse brokerage firms and other third parties for their reasonable and customary expenses in forwarding our proxy materials to beneficial owners of our common shares.

The Board has fixed the close of business on July 28, 2022 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the 2022 Annual Meeting and any adjournments thereof. At the close of business on the Record Date, there were outstanding and entitled to vote 11,011,814 shares of our Common Stock. Each share of Common Stock is entitled to one vote.

Quorum, Voting Power, Effect of Abstentions, Required Votes

At the 2022 Annual Meeting, the presence, in person or by proxy, of shareholders holding one third of shares issued and outstanding and entitled to vote, present in person or proxy, on the Record Date shall constitute a quorum. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote.

The nominees for the Board that receive the highest number of affirmative votes cast, up to the number of nominee slots to be filled, shall be elected as directors.

To be approved, Proposal 2 (ratification of the appointment of Grassi & Co., CPAs, P.C., as our independent registered public accounting firm for the year ending December 31, 2022), must receive the affirmative vote from the holders of a majority of those votes present in person or by proxy at the 2022 Annual Meeting. Accordingly, abstentions will have the same effect as a vote against the Proposal. Broker non-votes (although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions) will have no effect on this proposal. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board or the Board. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

To be approved, Proposal 3, which relates to the approval of the Authorized Common Stock Increase to effect an increase in the number of authorized shares of Common Stock from 12,000,000 to 30,000,000, must receive FOR votes from the holders of a majority of the issued and outstanding shares of Common Stock as of the Record Date in person or by proxy at the 2022 Annual Meeting. Abstentions will have the same effect as a vote against the Proposal. Broker non-votes (although none are expected to exist in connection with Proposal 3 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions) will have the same effect as a vote against the proposal.

To be approved, Proposal 4, which relates to the adjournment of the 2022 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 3 (the Authorized Common Stock Increase), must receive FOR votes from a majority of those votes present in person or by proxy at the 2022 Annual Meeting. Abstentions will have the same effect as a vote against the Proposal. Broker non-votes will have no effect.

VOTING PROCEDURES

If you are a holder of record or registered shareholder to vote, please:

●	complete, date and sign the enclosed form of proxy and mail it in the enclosed postage-paid envelope, or

●	use the Internet to access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, or

If you are a holder of record or registered shareholder and do not appoint and instruct proxies by voting over the Internet or by marking, signing, dating and returning the white proxy card, then in order to vote you must attend the 2022 Annual Meeting in person in order to vote. If you are a record holder shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted “FOR” the proposals.

If you do not hold our shares of Common Stock in your own name, but instead hold your shares through one or more intermediaries, such as a bank or broker (in many cases referred to as owning shares “in street name”), then you are considered a holder of a beneficial interest in our Common Stock, or a “beneficial owner”, and you will be able to vote the shares in which you hold your interest through those intermediaries. An intermediary will forward our proxy materials to you and provide instructions as to how to vote the shares held by you.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone, and the Company may pay persons holding shares of the Company in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, or represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, “Abstentions”), then the Company’s shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will also constitute a vote “against” each of the proposals, because of the particular voting standards applicable to those proposals, as disclosed above. Broker non-votes are not expected to exist with respect to Proposals 2 and 3.

Broker Non-Votes, Routine and Non-Routine Matters

The ratification of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm, the Authorized Common Stock Increase and the adjournment proposal are considered routine matters, so banks and brokers may vote your shares in regard to these proposals without your instructions. Accordingly, if you are a beneficial owner and wish to have your vote on any or all of these proposals counted in a particular way, either “for”, “against”, or as an abstention, then you must provide your voting instructions by Internet or by returning the white proxy card. If you do not instruct your bank or broker how to vote on these routine matters, your bank or broker may vote your shares in their discretion.

The election of directors is considered a non-routine matter, and therefore banks and brokers may not vote on your behalf in the election of directors without your instructions. Please note that if you want your votes in the election of directors to be counted, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf in the election of directors.

Note that, at the 2022 Annual Meeting, abstentions and broker non-votes shall not be deemed to be votes cast, although they shall be counted for purposed of determining the existence of a quorum.

Revocability or Change of Proxies

A proxy may be revoked or changed at any time prior to the voting thereof, by (1) giving notice to the Secretary of the Company in writing c/o Millennium Sustainable Ventures Corp., 301 Winding Road, Old Bethpage, NY 11804, (2) submitting a later-dated proxy, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, or (3) by appearing at the 2022 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

Cumulative Voting

Shareholders of the Company are not entitled to exercise cumulative voting rights in the election of directors.

Notice of Electronic Availability of Proxy Materials

As permitted by rules of the Securities and Exchange Commission (the “SEC”), these proxy materials and our Annual Report on Form 10-K for the period December 31, 2021 are available to our shareholders online and are accessible through www.sec.gov.

Directors’ Voting Recommendations

The Board recommends that you vote your shares of Common Stock: FOR each of the four nominees that are standing for election to the Board (Proposal 1); FOR the ratification of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm (Proposal 2); FOR the approval of the Authorized Common Stock Increase (Proposal 3); and FOR the adjournment proposal, if necessary.

PROPOSAL 1: ELECTION OF DIRECTORS

It is proposed that stockholders of MILC consider the election of the following directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The individual nominees (the “Nominees”) proposed for election are listed below. David Lesser, Kevin McTavish, Roger Greene and Miriam Rouziek all currently serve as directors of MILC.

●	David H. Lesser
●	Kevin McTavish
●	Roger Greene
●	Miriam Rouziek

Each Nominee has consented to being named in this Proxy Statement and has agreed to continue to serve as a director if elected. Biographical information about each Nominee and other information relevant to the Nominees and the ownership and governance of the Company is set forth below.

The persons named as proxies on the accompanying form of proxy intend to vote each such proxy for the election of all four of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for election to office. It is not contemplated that any Nominee will be unable to serve as a director for any reason but, if such a reason should arise as to any Nominee or Nominees prior to the 2022 Annual Meeting, the proxy holders shall be authorized to substitute another person or persons of their choice as nominee or nominees.

One of the Nominees, Mr. Lesser, is not an independent director, as such term is defined under the New York Stock Exchange definition of independence. The remaining three Nominees are “independent.” For determining independence, we use the OTC Markets Group definition of independence. As independent directors, the three independent directors will play a critical role in overseeing Company operations and policing potential conflicts of interest between the Company, its officers and service providers.

Historically, the Company has paid remuneration to directors for service on the Board at a rate of $4,000 per annum and reimbursed them for expenses related to attending Board meetings and their participation as members of the Board. In addition, the Company has one officer: Mr. Lesser, who serves as CEO, CFO, Treasurer and Secretary. The Board determined to pay Mr. Lesser base compensation at an annual rate of $240,000 in cash from the Company and its subsidiaries. The foregoing remuneration and compensation amounts, and expense reimbursement policy went into effect as of October 4, 2013. In an effort to preserve capital, David H. Lesser agreed to defer cash compensation commencing in February 2022. In addition, in July 2022, the compensation of Directors was modified to focus on compensation in the form of stock and options rather than cash. The Board expects to review compensation of Officers and Directors when appropriate based on activities of the Company. The aggregate amount of compensation paid to each Nominee by the Company for the fiscal year ended December 31, 2021 is disclosed below under “The Nominees – Nominees’ Compensation”.

Nominees’ Qualifications. The Company believes that each Nominee is competent to serve as a director of the Company because of the Nominee’s overall individual merits, including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills. The Company does not believe that any one factor is determinative in assessing a Nominee’s qualifications, but that the collective experience of each Nominee makes him highly qualified to serve.

The following table sets forth information concerning our directors and executive officers, including their ages as of July 28, 2022. There are no family relationships among any of our directors or executive officers .

Name	Age	Director Since	Company Position
David H. Lesser	56	2013	Chairman of Board of Directors, Chief Executive Officer, Chief Financial Officer, Secretary
Kevin McTavish	65	2015	Director Chairman of Compensation Committee Member of Audit Committee
Roger Greene	67	2020	Director Chairman of Nominating Committee Member of Compensation Committee
Miriam Rouziek	40	2021	Director Chair of Audit Committee Member of Nominating Committee

Mr. Lesser (Age: 56) has served as the Chairman of the Board and our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer since October 3, 2012. Mr. Lesser has over 35 years of experience in financial services, accounting, valuation and businesses experience. In addition to serving as Chairman and CEO of the Company, Mr. Lesser also serves as Chairman of the Board of Directors and CEO of Power REIT (NYSE American: PW) since 2011. In addition, he is the President of Hudson Bay Partners, LP (“HBP”), an investment firm focused primarily on real estate-related and alternative energy opportunities since its inception in 1996; Co-Founder and CEO of IntelliStay Hospitality Management, LLC since 2015; and President of IntelliGen Power Systems, LLC since 2011. Previously, Mr. Lesser was a Director of Investment Banking at Merrill Lynch & Co.

Mr. Lesser holds a Masters of Business Administration (M.B.A.). from Cornell University and a B.S. in Applied Economics and Management from Cornell University.

We believe Mr. Lesser’s extensive investment experience and experience with public companies make him well qualified to continue serve as a director of MILC.

Kevin McTavish (Age: 65) has served as a director since June 9, 2015. Mr. McTavish has over 30 years’ experience in real estate investing including development, distressed debt, and bankruptcies for several widely recognized real estate funds. Mr. McTavish currently serves as Managing Partner of Summit Capital Partners, LP which he founded in 1998. From 2016 – 2019, Mr. McTavish was a Managing Director of Westport Capital Partners UK, LLP where he led efforts to invest in real estate and real estate related debt & securities throughout Europe for Westport Capital Partners LLC. Westport Capital Partners LLC is an independent investment advisor, specializing in opportunistic and core real estate investing on behalf of a broad institutional client base of investor-partners. Mr. McTavish also currently serves as Chairman of the Board for Institutional Real Estate, Inc. (IREI). Additionally, from 2003-2007 he served as a member of the Board of Directors of Lodgian, Inc. a publicly traded hotel company. At Lodgian he was Chairman of both the Compensation & Nominating Committees as a member of the Audit Committee. From 1995 - 2003 Mr. McTavish was a Principal at Colony Capital, LLC. He was a member of Investment Committee and Major Asset Review Committee. Colony has invested in and manages nearly $60 billion in real estate assets. As Chief Operating Officer he oversaw the 50 person asset management group responsible for more than 1,000 real estate assets comprising several billion dollars. From 1998-2002 he led Colony’s efforts in establishing offices in Japan & Korea. Additional responsibilities at Colony included Chairman of Aman Resorts and LaHotel Corporation (owner of the L’Ermitage Hotel in Beverly Hills, CA). He was an active member of the Board of Directors for publicly traded Verado Holdings, Inc. – an investment made with Texas Pacific Group and the Donald Sturm Group. Prior to Colony he was a founder of Brazos Asset Management (later renamed Lone Star Opportunity Fund) for the Robert Bass Group.

Mr. McTavish holds an M.B.A. in Real Estate from The Wharton School of Business and a B.S. from the United States Naval Academy (Superintendent’s List, 1980).

We believe Mr. McTavish’s experience related to investments, management and operations makes him well qualified to continue to serve as a director of MILC.

Roger Greene (Age: 67) has served as a director since September 10, 2020. Mr. Greene has more than 25 years of experience advising firms in the life sciences, technology and real estate investment arena. He has been CEO of Marquette Partners (and its predecessor Marquette Advisors) since 2003 and was Managing Director of Canons Park Advisors from 2014-2019. He has acted as an advisor to numerous firms involved in acquisitions and repositioning business strategies, with emphasis in the healthcare services and life sciences sector. This work included service as a director of Patient Home Monitoring from 2010 to 2017 as the company acquired businesses and then split into VieMed (Toronto Stock Exchange) and Protech Home Medical (Toronto Venture Exchange). In August 2019, Mr. Greene was appointed to serve as director and CEO of Brattle Street Investment Company as the company seeks new opportunities in the life sciences sector. Mr. Greene has served as general counsel to technology and real estate investment firms, including managers for Brazos and Lone Star Funds, which acquired and sold billions of dollars in assets.

Mr. Greene holds a Bachelor of Arts degree in economics from Harvard College and a law degree from Harvard Law School.

We believe Mr. Greene’s experience related to investments, management, law and operations makes him well qualified to continue to serve as a director of MILC.

Miriam Rouziek (Age: 40) has served as a director since December 2021. Ms. Rouziek has more than 10 years of accounting, tax, and audit experience. Ms. Rouziek currently serves as Manager of Refined Products & Renewables Accounting at CVR Energy, Inc. Previously she was an audit manager at PKF Texas from 2016-2021, where she audited and reviewed SEC filers and privately-held companies, and engaged in special projects for clients related to adoption of new accounting guidance, including the new Revenue Recognition guidance and Lease guidance, as well as projects related to internal controls process improvements. Prior to that she was a supervising senior auditor at MaloneBailey, LLP from 2010 to 2016 where she audited and reviewed SEC filers. Throughout her professional and academic careers, Ms. Rouziek was engaged in leadership activity where she worked to train and develop individuals on a variety of accounting and auditing topics.

Ms. Rouziek holds a Bachelor of Arts in English Literature from University of Houston and an MLA in English Literature and an MSA in accounting from University of St. Thomas.

We believe Ms. Rouziek’s experience related to accounting, tax, and audit makes her well qualified to serve as director of MILC.

Director/Nominee Compensation

Historically, the Company paid its independent directors an annual fee of $4,000. On July 15 2022, the compensation of Directors was modified to focus on compensation in the form of stock and options rather than cash and we issued to each of Mr. McTavish an option to purchase 20,000 shares of Common Stock and 20,000 shares of Common Stock, Mr. Greene an option to purchase 10,000 shares of Common Stock and 10,000 shares of Common Stock and Ms. Rouziek an option to purchase 10,000 shares of Common Stock and 10,000 shares of Common Stock.

The following table sets forth information for the fiscal year ended December 31, 2021 regarding the compensation of our directors who at December 31, 2021 were not also named executive officers.

Name and Principal Position	Fees Earned or Paid in Cash	Option Awards	Other Compensation	Totals
Kevin McTavish, PhD	$4,000		$—	$4,000
Roger Greene	$4,000		$—	$4,000
Miriam Rouziek	$3,575		$—	$3,575

 As of December 31, 2021, the following table sets forth the number of aggregate outstanding option awards held by each of our directors who were not also named executive officers:

Name	Aggregate Number of Option Awards	Aggregate Number of Stock Awards
Kevin McTavish
Roger Greene
Miriam Rouziek

Executive Officer Compensation

The following table summarizes all compensation awarded to, earned by or paid to David Lesser, our Named Executive Officer, during the fiscal years presented below.

Name	Aggregate Compensation from MILC AND AFFILIATES	Pension or Retirement Benefits Accrued as Part of MILC Expenses	Estimated Annual Benefits from MILC upon Retirement	Total Compensation from MILC and MILC Complex Paid to Directors
David H. Lesser	$240,000	None	None	$240,000

The compensation for David H. Lesser, our Chairman and CEO has been set at $10,000 monthly from each of the Company and its wholly owned subsidiary (MHC). These amounts will be reviewed periodically and may change based on the required commitment of the independent directors. In an effort to preserve capital, Mr. Lesser has agreed to defer cash compensation commencing February, 2022. On July 15, 2022, we issued to Mr. Lesser an option to purchase 200,000 shares of Common Stock. We do not currently have any employment agreements with any of our executive officers.

Outstanding Equity Awards at Fiscal Year End

Our Executive Officer did not have any outstanding equity awards as December 31, 2021. However, on July 15, 2022, we issued to Mr. Lesser an option to purchase 200,000 shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FOUR NOMINEES AS DIRECTORS OF THE COMPANY

ADDITIONAL DISCLOSURE RELATING TO OUR DIRECTORS, EXECUTIVE OFFICER AND CORPORATE GOVERNANCE

The Board

Board Leadership Structure. David H. Lesser has served as Chairman of the Board since October 3, 2013. The Chairman is typically responsible for (a) chairing Board meetings, (b) setting the agendas for those meetings and (c) providing information to Board members in advance of each Board meeting and between Board meetings. In accordance with our Bylaws, our Board elects the Chairman of the Board and our executive officers, and each of these positions may be held by the same or separate persons. Our corporate governance guidelines do not include a policy on whether the role of the Chairman and Chief Executive Officer should be separate or, if not, whether a lead independent Director is to be elected. Since October 2013, Mr. Lesser, the Chairman of our Board, has also served as our Chief Executive Officer. We believe that this arrangement is suitable for a company of our size. The Board shall review the need for any changes to these arrangements from time to time in light of the Company’s changing business needs.

Audit Committee. The Board of MILC has established an Audit Committee with Miriam Rouziek as Chair, and Mr. Greene as a member.

Nominating Committee. The Board of MILC has established a Nominating Committee with Kevin McTavish as Chair and Roger Greene and Miriam Rouziek as members.

Compensation Committee. The Board of MILC has established a Nominating and Compensation Committee with Roger Greene as Chair and Miriam Rouziek as a member.

Special Committee – Related Party Transactions. The Board has established a Special Committee – Related Party Transactions with Roger Greene as Chair and Kevin McTavish and Miriam Rouziek as members.

The independent directors are Kevin McTavish, Roger Greene and Miriam Rouziek (“Independent Directors”). We use the standard established by OTC Markets Group to determine independence. Governance guidelines provide that the Independent Directors will meet in executive session at each Board meeting and no less than annually.

The Company believes that its Chairman, together with the Audit Committee, the Nominating and Compensation Committee, the Independent Directors and the full Board, provide effective leadership to serve the interests of stockholders.

The Company does not have a lead independent director, which the Company believes is appropriate given (i) its belief that its Chairman, together with the respective committees, the Independent Directors and the full Board, provide effective leadership to serve the interests of stockholders; (ii) the fact that the Independent Directors will meet in executive session at each Board meeting and no less than annually; and, (iii) the fact that the Board will have only four members and therefore, in the Company’s view, does not need additional structural mechanisms in order to help ensure free and open communication among all the directors.

Board Risk Oversight. The Board is responsible for overseeing risk management, and the full Board regularly, and on an ad hoc basis when necessary, engages in risk management reviews and discussions and receives compliance and other reports from its relevant service providers. In addition, in its role, the audit committee considers financial and reporting risks and raises them with the full Board when necessary. The Board believes that its oversight of material risks is adequately maintained. The Board regularly reviews information regarding our liquidity, operations and investment activities, as well as the risks associated with each. The Board is responsible for overseeing the implementation of our investment strategy, the principal goal of which is to enhance long-term shareholder value through increases in earnings, cash flow and net asset value. Currently, each investment transaction is approved by the Board. In the future, the Board may establish an investment committee consisting of directors to oversee our investment activities, including the review and approval of specific transactions.

Board Meetings. During the fiscal year ended December 31, 2021, the Board held six meetings and on six other occasions took action by written consent and the Audit Committee, Nominating Committee and Compensation Committee each met one time. During the year ended December 31, 2021, each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all meetings of committees of the Board on which such member served that were held during the period in which such director served.

Attendance at Stockholders’ Meetings. MILC does not have a formal policy regarding directors’ attendance at annual meetings of the Company’s stockholders. David Lesser appeared in person and Roger Greene and Kevin McTavish  participated remotely in MILC’s 2021 Annual Meeting.

Board Committees

Our Board has four committees: an Audit Committee, a Compensation Committee, Nominating Committee and a Special Committee – Related Party Transactions. Each of the committees consists solely of independent directors as determined in accordance with the independence standards of the NYSE American Company Guide.

Audit Committee

Our Audit Committee consists of two independent directors, each of whom the Board has determined is “financially literate” and “independent” under the rules of the OTC Markets Company Guide and the New York Stock Exchange: Kevin McTavish and Miriam Rouziek. Ms. Rouziek serves as chairman of the Audit Committee. The Board has determined that Ms. Rouziek meet the definition of “audit committee financial expert,” as defined in applicable SEC rules. Pursuant to its charter, the Audit Committee, among other purposes, serves to assist the Board in overseeing:

●	the integrity of our financial statements;
●	our compliance with legal and regulatory requirements and ethical behavior;
●	the retention of independent public auditors, including oversight of their performance, qualifications and independence, as well as the terms of their engagement;
●	our accounting and financial reporting processes, internal control systems and internal audit function, as applicable;
●	our monitoring of compliance with laws and regulations and our code of business conduct and ethics; and
●	our investigation of any employee misconduct or fraud.

The Audit Committee’s charter is available on the Company’s website at: http://www.millsustain.com/

Compensation Committee

Our Compensation Committee consisted of two independent directors: Kevin McTavish and Roger Greene. Mr. Greene serves as chairman of the Compensation Committee. The Compensation Committee, among other purposes, serves to:

●	establish and periodically review the adequacy of the compensation plans for our executive officers and other employees;
●	review the performance of executive officers and adjust compensation arrangements as appropriate;
●	establish compensation arrangements for our non-executive directors; and
●	evaluate and make grants under the Company’s 2021 Equity Incentive Plan and other stock grants pursuant to authority delegated to it by the Board;
●	review and monitor management developments and succession plans and activities.

The Compensation Committee charter is available on the Director’s website at: http://www.millsustain.com/

Nominating Committee

The Nominating Committee is chaired by Roger Greene with Miriam Rouziek serving as a member alongside Mr. Greene. The Nominating Committee evaluates potential nominees to serve as directors and makes recommendations to the Board for inclusion in the Company’s annual proxy statement. The Nominating Committee met one time in 2021.

Director Nomination Process

The Nominating Committee is responsible for developing and evaluating potential director candidates for consideration in the event of a vacancy on the Board and making nominee recommendations to the Board. The Nominating Committee seeks candidates for election and appointment that possess the integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interests of its shareholders, customers and employees, as well as the communities it serves and other affected parties. Nominee candidates must be willing to regularly attend committee and Board meetings, to develop a strong understanding of the Company, its businesses, and its requirements, to contribute his or her time and knowledge to the Company and to be prepared to exercise his or her duties with skill and care. In addition, each candidate should have an understanding of relevant governance concepts and the legal duties of a director of a public company. The Nominating Committee does not have a set policy or process for considering diversity in identifying nominees, but endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision and other areas relevant to our business

The Nominating Committee will consider director candidates recommended by stockholders. The Nominations Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. To propose a nominee, shareholders may contact the Nominating Committee Chairman, the Chairman of the Board or the Company’s Secretary by writing to them in care of the Company at its principal executive offices. Such correspondence should include a detailed description of the proposed nominee’s qualifications and a method to contact the nominee if the Nominating Committee so chooses. Candidates viewed by the Nominating Committee as qualified and suitable for service as a director will be contacted to determine interest in being considered to serve on the Board and, if interested, will be interviewed and have their qualifications established and considered.

The Nominating Committee has established a charter outlining its purpose and the practices it follows. The Nominating Committee charter is available on the Company’s website at http://www.millsustain.com.

Special Committee – Related Party Transactions.

The Special Committee – Related Party Transactions was established by the Company during 2022. The Committee is to review and approve all transactions that are considered to involve related parties. The Board has adopted policies and procedures for review, approval and monitoring of transactions involving MILC and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the Securities and Exchange Commission (the “SEC”). Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K. A discussion of our current related person transactions appears in this Proxy Statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Communication with Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

Stockholders and interested parties who wish to communicate with the Board, non-management members of the Board as a group, a committee of the Board or a specific member of the Board may do so by letters addressed to the attention of our Corporate Secretary.

Beneficial Ownership of Shares

This section sets forth information for MILC regarding the beneficial ownership of its shares as July 28, 2022, by the Nominees of MILC owning shares on such date, the officers of the Company and by any stockholders owning 5% or more of MILC’s outstanding shares. The address for each officer, director and nominee is c/o Millennium Sustainable Ventures Corp., 301 Winding Road, Old Bethpage NY 11804. As of July 28, 2022, there were 10,999,814 shares of Common Stock issued and outstanding.

As of July 28, 2022, MILC’s directors and executive officers, as a group, beneficially owned approximately 19.76% of MILC’s outstanding Common Stock, and each beneficially owned MILC Common Stock as follows:

Name	Shares of Common Stock Owned (b)	Percentage of Common Stock Owned
David H. Lesser(a)(b)	2,124,461	19.31 /%
Roger Greene (b)	22,000	0.20%
Kevin McTavish (b)	20,000	0.18%
Miriam Rouziek (b)	10,000	0.09%
All directors and executive officers as a group (4)	2,176,461	19.79%

(a)	Includes shares owned directly by David H. Lesser and shares held indirectly by David H. Lesser through a 100% owned limited liability corporation.
(b)	Excludes options to acquire stock as part of MILC’s Equity Plan

Based on information provided by MILC’s transfer agent, on July 28, 2022, Cede & Co. held of record approximately 96.67%, and no other person held of record 5% or more of the outstanding shares of Common Stock of MILC. Based on information obtained by reviewing public filings required by the SEC on Forms 3, 4 and 5 and Schedules 13D and 13G, persons beneficially owning 5% or more of MILC’s Common Stock have reported their ownership of MILC shares as indicated below. Unless otherwise indicated, to our knowledge, each person named below has sole voting and investment power with respect to the shares beneficially owned by it, except to the extent authority is shared by spouses under applicable law or as otherwise disclosed in their respective public filings.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
David H. Lesser	2,124,461	19.31%
Sanlam Investment Holdings Ltd(1)	1,360,391	12.37%
Christopher M Plahm and Ella M Plahm(2)	658,325	5.98%

(1)	Based on information contained in a Schedule 13D/A jointly filed on April 9, 2010, by Sanlam Investment Holdings Ltd, Sanlam International Investment Partners Limited, and Sanlam Limited who share voting and investment control over these securities. The address of Sanlam International Investment Partners Limited is Private Bag X8,Tygervalley, South Africa 7536.

(2)	Based on information contained in a Schedule 13G filed on September 21, 2021, by Christopher M Plahm who has sole voting power over 615,374 shares, and Ella M Plahm, who has sole voting power over 42,951 shares. The address of Christopher M Plahm and Ella M Plahm is 1346 Krystyna Crossing, Lemont, Il 60439

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that there was one late filing of a Form 4 by David Lesser that was filed with the SEC on January 6, 2021.

Code of Conduct

We have adopted a code of conduct that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the code of conduct is posted on our website at www.millsustain.com.  If we make any substantive amendments to the code of conduct or grant any waiver from a provision of the code of conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading and Hedging

During 2022, the Company established a written policy that precludes officers, directors and employees who have access to confidential information from using or sharing that information for stock trading purposes or for any other purpose except the conduct of the Company’s business and in strict conformance with all applicable laws and SEC regulations. All non-public information for personal financial benefit or to tip others who might make an investment decision on the basis of this information is not only unethical but also illegal.

The Company does not currently have in place an express policy that prohibits short sales, hedging, and transactions in derivatives of our securities for all of MILC’s personnel, including officers, directors and employees, independent contractors and consultants. In addition, we do not currently have in place an express policy that prohibits pledging of MILC’s securities as collateral by the Company’s directors and executive officers.

Related Party Transactions

Except as disclosed under “Executive Compensation,” there were no related party transactions during the two year’s ended December 31, 2021 or the current year.

Commencing September 2016, the Board approved payment to an entity affiliated with the CEO of the Company, Mr. Lesser, to reimburse such entity for accounting and administrative functions at a rate of $750 per month for each of the Company and Millennium HI Carbon LLC. Commencing with October 2021, the amount was increased to a total monthly amount of $5,000. During 2020 and 2021, the total amount paid to such affiliate of Mr. Lesser was $18,000 and $34,500, respectively.

The Company has hired Morrison Cohen, LLP (“MoCo”) as its legal counsel with respect to general corporate matters. A spouse of the Company’s CEO is a partner at Morrison. During the twelve months ended December 31, 2020 and 2021, the Company paid $8,918 and $16,019 to MoCo, respectively.

In 2021, the independent members of the Board approved three investments in transactions that include properties that are leased from wholly owned subsidiaries of Power REIT (ticker: PW and PW.PRA). In addition to serving as the Chairman and CEO of MILC, David H. Lesser is also CEO and Chairman of Power REIT. On May 24, 2021, the Company agreed to invest $750,000 in Walsenburg Cannabis LLC (“WC”) in the form of a short-term loan and also entered into a framework agreement whereby MILC can convert the loan, subject to certain conditions, into a preferred equity interest that receives a full return of invested capital plus a preferred return of 12.5% after which MILC has an 83.5% ownership of the entity. The original investment was to fund commencement of operations at a greenhouse cultivation facility located in Walsenburg, Colorado. On December 31, 2021, WC agreed to modify the lease to add costs to construct a Marijuana Infused Processing (“MIP”) facility. During the second quarter of 2022, MILC stopped funding losses the Walsenburg cultivation facility which then ceased operating. WC continues to operate the MIP as of the date hereof. During the second quarter of 2022, MILC determined that it was unlikely to convert its loan which remains outstanding but MILC has taken a reserve based on a concern about collectability. On June 11, 2021, the Company agreed to invest $750,000 in VinCann LLC (“VC”) in the form of a preferred equity interest that receives a full return of invested capital plus a preferred return of 12.5% after which MILC has a 77.5% ownership stake. On September 9, 2021, Marengo Cannabis LLC, a subsidiary of MILC’s wholly owned subsidiary, Millennium Cannabis LLC (“Millennium Cannabis”), executed a long-term lease to operate a 556,156 square foot greenhouse cultivation facility located in Marengo Township, Michigan.

On March 31, 2022, a wholly owned subsidiary of MILC, Millennium Produce of Nebraska, LLC, entered into a lease with a subsidiary of Power REIT for a 1.1 million square foot greenhouse focused on the cultivation of tomatoes.

Independence Of The Board Of Directors

The Company’s shares of Common Stock are quoted on the OTC Pink. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the OTC Markets Group listing standards, a director will qualify as an “independent director” if they are not an Executive Officer or employee of the Company or any other Person having a relationship which, in the opinion of the Board, would interfere with the exercise of judgment in carrying out their responsibilities as a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Company’s Board undertook a review of the independence of the members of the Board and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board has determined that all of our current directors, except Mr. Lesser, due to his position as Chief Executive Officer of the Company, is “independent” as that term is defined under the rules of the OTC Markets Group. As a result, are deemed to be “independent” as that term is defined under the rules of the OTC Markets Group.

In making these determinations, the Board considered the current and prior relationships that each non-employee Director has with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee Director.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDIT FIRM

It is proposed that the stockholders of the Company ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2022. Ratification of the appointment of Grassi & Co., CPAs, P.C. by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2022 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

The Company’s Audit Committee approved, and the Company’s Board, ratified and approved the selection of Grassi & Co., CPAs, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2022. The Company seeks the ratification of the stockholders of this selection.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees including expenses billed to us for the years ended December 31, 2020 and 2021 by our auditors:

	Year ended	Year ended
	December 31,	December 31,
	2020	2021
Audit fees and Expenses (1)	$20,000	$72,000
Taxation preparation fees	9,921	3,400
Total	$29,921	$75,400

(1) Audit fees were for professional services rendered for the annual audit and reviews of the interim results included of the financial statements of the Company.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks, and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

The Audit Committee of the Board has selected Grassi & Co., CPAs, P.C., an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2022. MILC is asking its stockholders to ratify the appointment of Grassi & Co., CPAs, P.C. as MILC’s independent registered public accounting firm for fiscal 2022.

A representative of Grassi & Co., CPAs, P.C. is expected to be present either in person or via teleconference at the 2022 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Grassi & Co., CPAs, P.C. has served as our independent registered accounting firm for the year ended December 31, 2021. Grassi & Co., CPAs, P.C.’s reports on our financial statements as of and for the year ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2021, there were no disagreements with Grassi & Co., CPAs, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi & Co., CPAs, P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years. During the years ended December 31, 2021, and the subsequent interim period through the date hereof, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K.

MaloneBailey, LLP served as our independent registered accounting firm for the year ended December 31, 2020. MaloneBailey’s reports on our financial statements as of and for the year ended December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2020, there were no disagreements with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years. During the years ended December 31, 2020, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K.

Required Vote

The affirmative vote from the holders of a majority of those votes present in person or by proxy at the 2022 Annual Meeting is required to approve, on an advisory basis, the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will be counted for purposes of determining the presence or absence of a quorum as are broker non-votes. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted for purposes of determining the number of shares represented and voted on this proposal in the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY GRASSI & CO., CPAs, P.C. AS THE COMPANY’S INDEPENDED REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed MILC’s audited consolidated financial statements as of and for the year ended December 31, 2021 with the management of MILC and Grassi & Co., CPAs, P.C., MILC’s independent registered public accounting firm. Further, the Audit Committee has discussed with Grassi & Co., CPAs, P.C. the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of MILC’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Grassi & Co., CPAs, P.C. required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Grassi & Co., CPAs, P.C.’s independence from MILC, and has discussed with Grassi & Co., CPAs, P.C. its independence from MILC. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services MILC is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from MILC and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining Grassi & Co., CPAs, P.C.’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of MILC’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of MILC’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that MILC’s audited consolidated financial statements for the year ended December 31, 2021 and management’s assessment of the effectiveness of MILC’s internal control over financial reporting be included in MLC’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of Grassi & Co., CPAs, P.C. as MILC’s independent registered public accounting firm for the year ending December 31, 2022.

Submitted by the Audit Committee of the Board of Directors.

Members of the Audit Committee:
Miriam Rouziek, Chair Roger Greene

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of MICL under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 12,000,000 TO 30,000,000

The Board has adopted a resolution approving and recommending to our stockholders for their approval, a proposed amendment to our Certificate of Incorporation to effect an increase in the number of shares of our authorized Common Stock from the 12,000,000 shares that are currently authorized for issuance pursuant to our Certificate of Incorporation to a total of 30,000,000 shares of Common Stock. Such amendment will be effected after stockholder approval thereof only in the event the Board still deems it advisable.

The text of the form of the proposed amendment to the Certificate of Incorporation to implement Proposal 3 is set forth in the certificate of amendment annexed to this proxy statement as Appendix A. Assuming the stockholders approve the proposal and the Board deems it advisable, the Authorized Common Stock Increase will be effected upon the filing of the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board will implement the Authorized Common Stock Increase at such time, if ever, if and when it is deemed by the Board to be advisable. The Board will also have the discretion to abandon the Authorized Common Stock Increase in authorized shares if the Board does not believe it to be in the best interests of MILC and our stockholders. If the Board does not implement an approved Authorized Common Stock Increase prior to the one-year anniversary of the 2022 Annual Meeting, the Board will seek stockholder approval before implementing any authorized Common Stock Increase after that time.

The Board proposes and recommends increasing the number of shares of our authorized Common Stock from the 12,000,000 shares that are currently authorized for issuance pursuant to our Certificate of Incorporation to a total of 30,000,000 shares of Common Stock. Of our 12,000,000 shares of currently authorized Common Stock, 10,999,814 shares were outstanding as of July 28, 2022, and after taking into account (i) shares underlying outstanding options, and (ii) the reservation of shares for issuance under the 2021 Equity Incentive Plan, there are currently no remaining shares authorized in our Certificate of Incorporation would be available for issuance.

The Board currently believes that the Authorized Common Stock Increase is advisable and in our best interest and the best interest of our stockholders. The Increase will provide us with flexibility in completing financing and capital raising transactions, which may be necessary for us to execute our future business plans. Other possible business and financial uses for the additional shares of Common Stock include, without limitation, attracting and retaining employees by the issuance of additional securities, and other transactions and corporate purposes that the Board may deem are in our best interest. We could also use the additional shares of Common Stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. We believe that the additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law, as applicable,. As of the date of this Proxy Statement, we have no definite plans proposals or arrangements regarding the newly authorized shares that would be authorized other than in connection with a potential rights offering that we plan to effect if the Authorized Common Stock Increase is approved by our stockholders and the Board still deems it advisable to effect an increase in the number of authorized shares of Common Stock. However, we review and evaluate potential capital raising activities, acquisitions, transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our stockholders. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

If approved, the Board may also elect not to effect the Authorized Common Stock Increase and consequently not to file any certificate of amendment to the Certificate of Incorporation. If the Board fails to implement the certificate of amendment prior to the one-year anniversary of the 2022 Annual Meeting, stockholder approval would again be required prior to implementing the Authorized Common Stock Increase.

The Authorized Common Stock Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders.

As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the Authorized Common Stock Increase may, among other things, decrease existing stockholders’ percentage equity ownership, could be dilutive to the voting rights of existing stockholders and, depending on the price at which they are issued could have a negative effect on the market price of the Common Stock. In addition, an increase in the number of shares of our authorized Common Stock could result in an increase in the franchise tax that we would owe to the State of Delaware.

Potential Anti-takeover Effects of the Authorized Common Stock Increase

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to our Certificate of Incorporation will provide that the number of authorized shares of Common Stock will be 30,000,000, the Authorized Common Stock Increase, if effected, will result in an increase in the number of authorized but unissued shares of our Common Stock which could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. An increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our authorized shares could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Common Stock Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Common Stock Increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the Authorized Common Stock Increase with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of MILC. For example, without further stockholder approval, the Board could authorize the sale of shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board. Although the Authorized Common Stock Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Common Stock Increase could facilitate future attempts by us to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Required Vote

The affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date in person or by proxy at the 2022 Annual Meeting is required to approve the proposal to amend our Certificate of Incorporation to effect an increase the number of authorized shares of Common Stock from 12,000,000 to 30,000,000. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum as are broker non-votes. Abstentions will have the same effect as a vote against the proposal and broker non-votes (although none are anticipated with respect to this proposal since the proposals is a routine matter for which brokers can vote on behalf of stockholders who do not instruct their brokers how to vote) will not be counted for purposes of determining the number of shares represented and voted on this proposal in the meeting and will have the effect a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A

VOTE TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES OUTSTANDING

PROPOSAL 4

THE ADJOURNMENT OF THE 2022 ANNUAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the 2022 Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our Certificate of Incorporation to effectuate the Authorized Common Stock Increase proposal. If we fail to receive a sufficient number of votes to approve the Authorized Common Stock Increase proposal, we may propose to adjourn the 2022 Annual Meeting of stockholders for a period of not more than thirty (30) days, for the purpose of soliciting additional proxies to approve the Authorized Common Stock Increase proposal. We currently do not intend to propose adjournment of the 2022 Annual Meeting if there are sufficient votes in favor of the Authorized Common Stock Increase proposal. If our stockholders approve this proposal, we could adjourn the 2022 Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Authorized Common Stock Increase proposal, we could adjourn the 2022 Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposal.

Vote Required

Approval of the adjournment of the 2022 Annual Meeting requires an affirmative vote of a majority of the voting power of Common Stock present in person or represented by proxy and entitled to vote at the 2022 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 3, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Company’s Board is not aware of any other matter that may come before the meeting. However, should any such matter or matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter or matters.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding.” If you did not respond that you did not want to participate in householding, then you were deemed to have consented to householding, and your broker or bank will be sending only one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In all events, if you did not receive an individual copy of this proxy statement or our annual report, and wish to do so, we will send you such a copy or copies if you send a written request to us at our principal executive offices, Attention: Investor Relations, or telephone us at (212) 750-0371. If your household is receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Stockholders who wish to communicate with directors should send communications to the attention of the Secretary of the Company, 301 Winding Road, Old Bethpage, New York 11804. Communications will be directed to the director or directors indicated in the communication or, if no director or directors are indicated, to the chairman of the Board.

ANNUAL REPORT/FORM 10-K

On March 15, 2022, the Company filed with the SEC a Form 10-K for the period ended December 31, 2021 which includes audited financial statements for the year ended December 31, 2021. Such report is available from the SEC’s website at www.sec.gov. If desired, a hard copy is available to shareholders, without charge, upon written request to our principal executive offices, Attention: Investor Relations.

AVAILABLE INFORMATION ON CORPORATE GOVERNANCE AND SEC FILINGS

Through our website (www.millsustain.com), we make available, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We also make the following documents available on our website: the Audit Committee Charter; the Compensation Committee Charter; the Nominating Committee Charter; our Code of Conduct; and our Code of Ethics for Financial Management. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to the Corporate Secretary of the Company, 301 Winding Road, Old Bethpage, New York 11804.

No person is authorized to give any information or make any representation other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders who intend to present proposals at the 2023 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than June 30, 2022. Such proposals must meet the requirements of our bylaws and the SEC to be eligible for inclusion in our 2023 proxy materials.

NOTICE TO BANKS, BROKER-DEALERS AND
VOTING DIRECTORS AND THEIR NOMINEES

Please advise the Company, in care of the Company’s transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED ENVELOPE.

Dated: July 28, 2022